UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 10, 2022
Luxfer Holdings PLC
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35370	98-1024030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8989 North Port Washington Road, Suite 211,
Milwaukee, WI, 53217
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: +1 414-269-2419

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value £0.50 each	LXFR	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 5    Corporate Governance and Management
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 10, 2022 the Registrant issued a press release announcing that Patrick Mullen, current Non-Executive Director of Luxfer, has been appointed Board Chair. Mr Mullen will succeed David Landless who, as previously announced, will not seek re-election at the Company’s 2022 Annual General Meeting of Shareholders.
A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference in this Item 5.02.
Section 8    Other Events
Item 8.01    Other Events
On March 10, 2022, it was also announced that the Registrant had declared an interim dividend of $0.13 per ordinary share. The dividend is payable on May 4, 2022, to shareholders of record at close of business on April 14, 2022.
A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference in this Item 8.01.
Section 9    Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits
    (d)    Exhibits
    99.1    Press Release dated March 10, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Luxfer Holdings PLC
(Registrant)
Date: March 10, 2022

By: /s/ Megan Glise
      Megan Glise
Authorized Signatory for and on behalf of
Luxfer Holdings PLC